Exhibit 5.1

ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX WWW.FOLEY.COM CLIENT/MATTER NUMBER 107787-0108

December 18, 2015

Sunshine Bancorp, Inc.

102 W. Baker Street

Plant City, Florida 33563

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Sunshine Bancorp, Inc. (the “Company”) of a Registration Statement on Form S-3 (as amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the “Prospectus”) under the Securities Act of 1933, as amended (the “Securities Act”), and the sale from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 875,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), in the manner set forth in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus; the Company’s Articles of Incorporation, as amended; the Company’s By-laws; and minutes, resolutions and records of the Company’s Board of Directors (and committees thereof) authorizing the issuance of the Shares subject to the Registration Statement, together with certain related matters, and we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

For the purpose of the opinion rendered below, we have assumed that any certificates representing the Shares will conform to the Specimen Common Stock Certificate included as Exhibit 4 to the Registration Statement.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

December 18, 2015

The opinions set forth in this letter are limited solely to the federal laws of the United States of America and the Maryland General Corporation Law, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares covered by the Registration Statement that are to be offered and sold from time to time by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer, sale and issuance of the Shares while the Registration Statement is in effect.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP